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                                                                      EXHIBIT 22


                     ACTIVE SUBSIDIARIES OF THE REGISTRANT

                            AS OF SEPTEMBER 30, 1994


                         Name                                                  State or Country
- - -----------------------------------------------------------------            ----------------------
Brookwood Companies Incorporated and subsidiary . . . . . . . . .            Delaware
Hallwood Energy Corporation and subsidiaries  . . . . . . . . . .            Delaware
Hallwood Hotels, Inc. . . . . . . . . . . . . . . . . . . . . . .            Delaware
Hallwood-Integra Holding Company and subsidiaries . . . . . . . .            Delaware
Hallwood Investment Company . . . . . . . . . . . . . . . . . . .            Grand Cayman Island
Hallwood Management Company . . . . . . . . . . . . . . . . . . .            Delaware
Hallwood Monaco S.A.M.  . . . . . . . . . . . . . . . . . . . . .            Monaco
Hallwood Realty Corporation . . . . . . . . . . . . . . . . . . .            Delaware
Hallwood Securities Corporation . . . . . . . . . . . . . . . . .            Delaware
HWG Realty Investors, Inc.  . . . . . . . . . . . . . . . . . . .            Delaware
NJ Portfolio Limited  . . . . . . . . . . . . . . . . . . . . . .            Jersey, Channel Islands
The Lido Beach Hotel, Inc.  . . . . . . . . . . . . . . . . . . .            Delaware